UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 8, 2009

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

2701 Cambridge Court, Suite 100
Auburn Hills, MI  48326
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  248-370-9900

(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2009, the Company issued a convertible promissory note to Seven Industries in the principal amount of Thirty Four Thousand Dollars ($34,000) bearing interest at five percent (5%) per annum.  The note is payable in full within 15 days written demand from Seven Industries.  Seven Industries is wholly owned by J.B. Smith, a director of the Company and the managing partner of Equity 11, Ltd. which holds 2,010 shares of the Company’s 5% Convertible Preferred Shares.  Seven Industries, at its option, may demand payment of all amounts owed under the note within fifteen (15) days following the Company’s completion of either (i) an underwritten public offering of its securities or (ii) a private offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended which results in proceeds, net of underwriting discounts and commissions, in excess of One Million Dollars ($1,000,000). The amounts due under the note may also be accelerated upon an event of default.

On January 8, 2009, the Company and Seven Industries amended the Company’s December 24, 2008 promissory note to Seven Industries in the principal amount of $20,000 by eliminating the maturity date and requiring payment in full within 15 days written demand from Seven Industries.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.55	Promissory Note dated January 8, 2009 in favor of Seven Industries
10.56	Amendment of December 24, 2008 Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: January 9, 2009	By: /s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel and Secretary